Recorded at the request of

and return to:

Mr. G. Arnold Armstrong

Enexco International Inc.

2080 - 777 Hornby Street

Vancouver, British Columbia

Canada V6Z 1S4

QUITCLAIM DEED

THIS QUITCLAIM DEED is made this 27th day of June, 2006 between GOLDEN PHOENIX MINERALS, INC., a Minnesota corporation (“Grantor”); and ENEXCO INTERNATIONAL INC., a Nevada corporation, whose address is 2080 - 777 Hornby Street, Vancouver, British Columbia, Canada V6Z 1S4 (“Grantee”).

WITNESSETH:

Grantor, in consideration of 100,000 shares of International Enexco Ltd. deliverable within sixty (60) days of the execution of this Deed, does hereby remise, release, and forever quitclaim unto Grantee all of Grantor’s right, title, and interest in and to the “Red Metal” claims situated in Elko County, Nevada, which are more particularly described as follows:

Claim Names	Elko County Document Nos.	BLM Numbers
Red Metal 1-6	514980-514985	861522-861527

                The foregoing claims are situated in Section 24, T. 45 N., R. 63 E.; and Sections 18-19, T. 45 N., R. 64 E., MDM, Elko County, Nevada.

TOGETHER with all and singular the tenements, hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof.

TOGETHER with all minerals and all veins and lodes of mineral-bearing rock therein and all dips, spurs and angles thereof.

TO HAVE AND TO HOLD all of the right, title and interest of Grantor in and to said property, together with the appurtenances, unto Grantee, its successors and assigns forever.

IN WITNESS WHEREOF, Grantor has hereunto executed this Quitclaim Deed the day and year first above written.

GOLDEN PHOENIX MINERALS, INC.,
a Minnesota corporation

By:___________________________

STATE OF NEVADA           )

) ss.
COUNTY OF WASHOE	)

On this 27th day of June, 2006, before me a Notary Public in and for said County and State, personally appeared David A. Caldwell, President of GOLDEN PHOENIX MINERALS, INC., a Minnesota corporation, personally known (or proved) to me to be the person who executed the above QUITCLAIM DEED, and acknowledged to me that he executed the same for purposes stated therein.

________________________________
NOTARY PUBLIC